SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported): October 4, 1996


                             RESEARCH, INCORPORATED
             (Exact name of Registrant as specified in its charter)


         Minnesota                      0-2387                  41-0908058
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                      Identification No.)


            P.O. Box 24064
         Minneapolis, Minnesota                                    55424
---------------------------------------                     -------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (612) 941-3300




Item 2. Acquisition or Disposition of Assets.

         SALE OF ASSETS.

         On October 4, 1996, the registrant and Starkey Laboratories, Inc. ("Starkey") closed a real estate transaction pursuant to the terms of that certain Purchase Agreement dated as of June 27, 1996 between the registrant and Starkey (the "Purchase Agreement"). The real property is located in Eden Prairie, Minnesota, is unimproved, and is located immediately adjacent to real property already owned by Starkey.

         The purchase price paid for the real property was $1,429,542.50 and that price was determined by examining recent sales of similar property in the same vicinity and by reference to a prior offer for the real property by a third party. Starkey paid the registrant $50,000 on June 27, 1996 and the remaining balance of the purchase price on October 4, 1996.

         The registrant considers the real property to be excess land that is not required for the continuing operation of its business. The funds received by the registrant will be used for general working capital purposes.


Item 7.  Financial Statements and Exhibits.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  As described in Item 2 above, the property sold by the registrant was unimproved real estate. The property was not a source of revenue and was not part of an ongoing business. As such, no pro forma financial statements are required to be filed with this Form 8-K.

         (c)      EXHIBITS.

                  2.1 Purchase Agreement dated as of June 27, 1996 between the registrant and Starkey Laboratories, Inc.




                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     RESEARCH, INCORPORATED



                                     By  /s/ Richard L. Grose
                                         -------------------------------------
                                         Richard L. Grose, Assistant Secretary


Dated: October 18, 1996